Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports Second Quarter Results

Terre Haute, Indiana, July 22, 2025 – First Financial Corporation (NASDAQ:THFF) today announced results for the second quarter of 2025.

●	Net income was $18.6 million compared to $11.4 million reported for the same period of 2024;
●	Diluted net income per common share of $1.57 compared to $0.96 for the same period of 2024;
●	Return on average assets was 1.34% compared to 0.94% for the three months ended June 30, 2024;
●	Provision for credit losses was $2.0 million compared to provision of $3.0 million for the second quarter 2024; and
●	Pre-tax, pre-provision net income was $24.9 million compared to $16.2 million for the same period in 2024.[1]

The Corporation further reported results for the six months ended June 30, 2025:

●	Net income was $37.0 million compared to $22.3 million reported for the same period of 2024;
●	Diluted net income per common share of $3.12 compared to $1.89 for the same period of 2024;
●	Return on average assets was 1.34% compared to 0.93% for the six months ended June 30, 2024;
●	Provision for credit losses was $3.9 million compared to provision of $4.8 million for the six months ended June 30, 2024; and
●	Pre-tax, pre-provision net income was $50.6 million compared to $31.2 million for the same period in 2024.[1]

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

Average Total Loans

Average total loans for the second quarter of 2025 were $3.88 billion versus $3.20 billion for the comparable period in 2024, an increase of $680 million or 21.25%. On a linked quarter basis, average loans increased $35 million or 0.92% from $3.84 billion as of March 31, 2025. Increases in average loans year-over-year were a combination of the acquisition of SimplyBank on July 1, 2024, and organic growth.

Total Loans Outstanding

Total loans outstanding as of June 30, 2025, were $3.90 billion compared to $3.20 billion as of June 30, 2024, an increase of $693 million or 21.62%. On a linked quarter basis, total loans increased $42.6 million or 1.11% from $3.85 billion as of March 31, 2025. The year-over-year increase was impacted by the $467 million in loans acquired in the SimplyBank acquisition in July 2024. Organic growth was primarily driven by increases in Commercial Construction and Development, Commercial Real Estate, and Consumer Auto loans.

Norman D. Lowery, President and Chief Executive Officer, commented “We are pleased with our second quarter results, as we have experienced our 7th consecutive quarter of loan growth. We also had another record quarter of net interest income and saw our net margin expand to 4.15%. We expect continued improvement in coming quarters.”

Average Total Deposits

Average total deposits for the quarter ended June 30, 2025, were $4.65 billion versus $4.11 billion as of June 30, 2024, an increase of $537 million, or 13.06%. On a linked quarter basis, average deposits remained stable when compared to March 31, 2025. Increases in average deposits year-over-year were mostly a result of the acquisition of SimplyBank.

Total Deposits

Total deposits were $4.66 billion as of June 30, 2025, compared to $4.13 billion as of June 30, 2024. On a linked quarter basis, total deposits increased $22.9 million or 0.49% from $4.64 billion as of March 31, 2025. $622 million in deposits were acquired in the SimplyBank acquisition in July 2024. Non-interest bearing deposits were $860 million, and time deposits were $710 million as of June 30, 2025, compared to $749 million and $586 million, respectively for the same period of 2024.

Shareholders’ Equity

Shareholders’ equity at June 30, 2025, was $587.7 million compared to $530.7 million on June 30, 2024. During the last twelve months, the Corporation has not repurchased any shares of its common stock. 518,860 shares remain available for repurchase under the current repurchase authorization. The Corporation paid a $0.51 per share quarterly dividend in April and declared a $0.51 quarterly dividend, which was paid on July 15, 2025.

Book Value Per Share

Book Value per share was $49.59 as of June 30, 2025, compared to $44.92 as of June 30, 2024, an increase of $4.67 per share, or 10.40%. Tangible Book Value per share was $39.74 as of June 30, 2025, compared to $37.12 as of June 30, 2024, an increase of $2.62 per share or 7.06%.

Tangible Common Equity to Tangible Asset Ratio

The Corporation’s tangible common equity to tangible asset ratio was 8.58% at June 30, 2025, compared to 9.14% at June 30, 2024.

Net Interest Income

Net interest income for the second quarter of 2025 was a record $52.7 million, compared to $39.3 million reported for the same period of 2024, an increase of $13.4 million, or 34.0%. Interest income increased $13.4 million and interest expense increased $29 thousand year over year. As mentioned by in the president’s comments above, loan growth has continued for seven consecutive quarters, which contributed to steadily increasing net interest income.

Net Interest Margin

The net interest margin for the quarter ended June 30, 2025, was 4.15% compared to the 3.57% reported at June 30, 2024.

Nonperforming Loans

Nonperforming loans as of June 30, 2025, were $9.8 million versus $15.9 million as of June 30, 2024. The ratio of nonperforming loans to total loans and leases was 0.25% as of June 30, 2025, versus 0.50% as of June 30, 2024. On a linked quarter basis, nonperforming loans were $10.2 million, and the ratio of nonperforming loans to total loans and leases was 0.26% as of March 31, 2025.

Credit Loss Provision

The provision for credit losses for the three months ended June 30, 2025, was $2.0 million, compared to $3.0 million for the same period 2024.

Net Charge-Offs

In the second quarter of 2025 net charge-offs were $1.7 million compared to $4.7 million in the same period of 2024.

Allowance for Credit Losses

The Corporation’s allowance for credit losses as of June 30, 2025, was $47.1 million compared to $38.3 million as of June 30, 2024. The allowance for credit losses as a percent of total loans was 1.21% as of June 30, 2025, compared to 1.20% as of June 30, 2024. On a linked quarter basis, the allowance for credit losses as a percent of total loans decreased one basis point from 1.22% as of March 31, 2025.

Non-Interest Income

Non-interest income for the three months ended June 30, 2025 and 2024 was $10.4 million and $9.9 million, respectively.

Non-Interest Expense

Non-interest expense for the three months ended June 30, 2025, was $38.3 million compared to $32.7 million in 2024.

Efficiency Ratio

The Corporation’s efficiency ratio was 59.37% for the quarter ending June 30, 2025, versus 64.56% for the same period in 2024.

Income Taxes

Income tax expense for the three months ended June 30, 2025, was $4.2 million versus $2.2 million for the same period in 2024. The effective tax rate for 2025 was 18.58% compared to 16.29% for 2024.

About First Financial Corporation

First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A., which is the fifth oldest national bank in the United States, operating 83 banking centers in Illinois, Indiana, Kentucky, Tennessee, and Georgia. Additional information is available at www.first-online.bank.

Investor Contact:

Rodger A. McHargue

Chief Financial Officer

P: 812-238-6334

E: rmchargue@first-online.com

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
END OF PERIOD BALANCES
Assets	$5,602,969	$5,549,094	$4,891,068	$5,602,969	$4,891,068
Deposits	$4,662,889	$4,640,003	$4,132,327	$4,662,889	$4,132,327
Loans, including net deferred loan costs	$3,896,563	$3,854,020	$3,204,009	$3,896,563	$3,204,009
Allowance for Credit Losses	$47,087	$46,835	$38,334	$47,087	$38,334
Total Equity	$587,668	$571,945	$530,670	$587,668	$530,670
Tangible Common Equity (a)	$470,894	$451,874	$438,569	$470,894	$438,569

AVERAGE BALANCES
Total Assets	$5,529,225	$5,508,767	$4,813,308	$5,518,996	$4,808,836
Earning Assets	$5,213,220	$5,194,478	$4,556,839	$5,203,849	$4,561,650
Investments	$1,244,208	$1,266,300	$1,279,278	$1,255,254	$1,293,800
Loans	$3,877,246	$3,841,752	$3,197,695	$3,859,499	$3,188,921
Total Deposits	$4,651,051	$4,650,883	$4,113,826	$4,650,967	$4,079,832
Interest-Bearing Deposits	$3,843,143	$3,837,679	$3,413,752	$3,840,411	$3,369,921
Interest-Bearing Liabilities	$269,338	$261,174	$152,303	$265,256	$186,864
Total Equity	$576,288	$564,742	$517,890	$570,515	$520,305

INCOME STATEMENT DATA
Net Interest Income	$52,671	$51,975	$39,294	$104,646	$78,214
Net Interest Income Fully Tax Equivalent (b)	$54,091	$53,373	$40,673	$107,464	$80,970
Provision for Credit Losses	$1,950	$1,950	$2,966	$3,900	$4,766
Non-interest Income	$10,381	$10,511	$9,905	$20,892	$19,336
Non-interest Expense	$38,276	$36,759	$32,651	$75,035	$66,073
Net Income	$18,586	$18,406	$11,369	$36,992	$22,293

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.57	$1.55	$0.96	$3.12	$1.89
Cash Dividends Declared Per Common Share	$0.51	$0.51	$0.45	$1.02	$0.90
Book Value Per Common Share	$49.59	$48.26	$44.92	$49.59	$44.92
Tangible Book Value Per Common Share (c)	$38.78	$38.13	$36.04	$39.74	$37.12
Basic Weighted Average Common Shares Outstanding	11,851	11,842	11,814	11,847	11,809

(a)Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder’s equity.
(b)Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c)Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder’s equity.

Key Ratios	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Return on average assets	1.34%	1.34%	0.94%	1.34%	0.93%
Return on average common shareholder's equity	12.90%	13.04%	8.78%	12.97%	8.57%
Efficiency ratio	59.37%	57.54%	64.56%	58.46%	65.87%
Average equity to average assets	10.42%	10.25%	10.76%	10.34%	10.82%
Net interest margin (a)	4.15%	4.11%	3.57%	4.13%	3.55%
Net charge-offs to average loans and leases	0.18%	0.19%	0.59%	0.18%	0.39%
Credit loss reserve to loans and leases	1.21%	1.22%	1.20%	1.21%	1.20%
Credit loss reserve to nonperforming loans	480.72%	460.57%	240.85%	480.72%	240.85%
Nonperforming loans to loans and leases	0.25%	0.26%	0.50%	0.25%	0.50%
Tier 1 leverage	10.91%	10.63%	12.14%	10.91%	12.14%
Risk-based capital - Tier 1	12.86%	12.70%	14.82%	12.86%	14.82%

(a)	Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Accruing loans and leases past due 30-89 days	$22,303	$17,007	$14,913	$22,303	$14,913
Accruing loans and leases past due 90 days or more	$1,917	$1,109	$1,353	$1,917	$1,353
Nonaccrual loans and leases	$7,878	$9,060	$14,563	$7,878	$14,563
Other real estate owned	$383	$560	$170	$383	$170
Nonperforming loans and other real estate owned	$10,178	$10,729	$16,086	$10,178	$16,086
Total nonperforming assets	$13,087	$13,631	$18,978	$13,087	$18,978
Gross charge-offs	$2,928	$3,241	$6,091	$6,169	$9,283
Recoveries	$1,230	$1,394	$1,414	$2,624	$3,084
Net charge-offs/(recoveries)	$1,698	$1,847	$4,677	$3,545	$6,199

Non-GAAP Reconciliations	Three Months Ended June 30,
	2025	2024
($in thousands, except EPS)
Income before Income Taxes	$22,826	$13,582
Provision for credit losses	1,950	2,966
Provision for unfunded commitments	100	(300)
Pre-tax, Pre-provision Income	$24,876	$16,248

Non-GAAP Reconciliations	Six Months Ended June 30,
	2025	2024
($ in thousands, except EPS)
Income before Income Taxes	$46,603	$26,711
Provision for credit losses	3,900	4,766
Provision for unfunded commitments	100	(300)
Pre-tax, Pre-provision Income	$50,603	$31,177

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	June 30,	December 31,
	2025	2024

	(unaudited)
ASSETS
Cash and due from banks	$97,265	$93,526
Federal funds sold	853	820
Securities available-for-sale	1,169,956	1,195,990
Loans:
Commercial	2,222,015	2,196,351
Residential	987,738	967,386
Consumer	681,538	668,058
	3,891,291	3,831,795
(Less) plus:
Net deferred loan costs	5,272	5,346
Allowance for credit losses	(47,087)	(46,732)
	3,849,476	3,790,409
Restricted stock	17,528	17,555
Accrued interest receivable	25,888	26,934
Premises and equipment, net	79,741	81,508
Bank-owned life insurance	130,072	128,766
Goodwill	98,229	100,026
Other intangible assets	18,545	21,545
Other real estate owned	383	523
Other assets	115,033	102,746
TOTAL ASSETS	$5,602,969	$5,560,348

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$859,699	$859,014
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	143,780	144,982
Other interest-bearing deposits	3,659,410	3,714,918
	4,662,889	4,718,914
Short-term borrowings	149,512	187,057
FHLB advances	122,677	28,120
Other liabilities	80,223	77,216
TOTAL LIABILITIES	5,015,301	5,011,307

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,190,157 in 2025 and 16,165,023 in 2024
Outstanding shares-11,850,645 in 2025 and 11,842,539 in 2024	2,020	2,018
Additional paid-in capital	146,391	145,927
Retained earnings	712,271	687,366
Accumulated other comprehensive income/(loss)	(118,234)	(132,285)
Less: Treasury shares at cost-4,339,512 in 2025 and 4,322,484 in 2024	(154,780)	(153,985)
TOTAL SHAREHOLDERS’ EQUITY	587,668	549,041
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,602,969	$5,560,348

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

			(unaudited)
INTEREST INCOME:
Loans, including related fees	$64,775	$51,459	$128,387	$101,511
Securities:
Taxable	5,915	5,833	11,917	11,764
Tax-exempt	2,622	2,601	5,226	5,204
Other	865	878	1,679	1,695
TOTAL INTEREST INCOME	74,177	60,771	147,209	120,174
INTEREST EXPENSE:
Deposits	18,495	19,694	36,694	37,425
Short-term borrowings	1,398	959	3,091	1,935
Other borrowings	1,613	824	2,778	2,600
TOTAL INTEREST EXPENSE	21,506	21,477	42,563	41,960
NET INTEREST INCOME	52,671	39,294	104,646	78,214
Provision for credit losses	1,950	2,966	3,900	4,766
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	50,721	36,328	100,746	73,448
NON-INTEREST INCOME:
Trust and financial services	1,490	1,318	2,883	2,652
Service charges and fees on deposit accounts	7,554	6,730	15,139	13,437
Other service charges and fees	256	286	572	509
Securities gains (losses), net	(3)	—	(3)	—
Interchange income	180	135	394	314
Loan servicing fees	326	414	492	683
Gain on sales of mortgage loans	430	299	655	475
Other	148	723	760	1,266
TOTAL NON-INTEREST INCOME	10,381	9,905	20,892	19,336
NON-INTEREST EXPENSE:
Salaries and employee benefits	19,689	17,380	38,937	34,710
Occupancy expense	2,472	2,201	5,148	4,560
Equipment expense	4,587	4,312	9,092	8,456
FDIC Expense	795	501	1,545	1,163
Other	10,733	8,257	20,313	17,184
TOTAL NON-INTEREST EXPENSE	38,276	32,651	75,035	66,073
INCOME BEFORE INCOME TAXES	22,826	13,582	46,603	26,711
Provision for income taxes	4,240	2,213	9,611	4,418
NET INCOME	18,586	11,369	36,992	22,293
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	2,946	3,535	14,046	(7,561)
Change in funded status of post retirement benefits, net of taxes	2	74	5	147
COMPREHENSIVE INCOME (LOSS)	$21,534	$14,978	$51,043	$14,879
PER SHARE DATA
Basic and Diluted Earnings per Share	$1.57	$0.96	$3.12	$1.89
Weighted average number of shares outstanding (in thousands)	11,851	11,814	11,847	11,809